EX.99.h.ii.4

ARIEL INVESTMENT TRUST

FOURTH AMENDMENT TO AMENDED AND RESTATED

TRANSFER AGENT SERVICING AGREEMENT

THIS FOURTH AMENDMENT dated as of the last date in the signature block, to the Amended and Restated Transfer Agent Servicing Agreement, dated as of January 1, 2016, as amended (the “Agreement”), is entered into by and between ARIEL INVESTMENT TRUST, a Massachusetts business trust, (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the term of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by written agreement executed by the parties and authorized or approved by the Board of Trustees; and

NOW THEREFORE, the parties agree to amend Section 13 of the Agreement as follows:

1. Section 13 of the Agreement is hereby superseded and replaced with the following Section 13:

13.	Term of Agreement; Amendment

This Agreement will continue in effect until December 31, 2024. Notwithstanding the foregoing, this Agreement may be terminated by any party upon (1) giving 120 days prior written notice to the other party, or such shorter period as mutually agreed upon by the parties, or (2) the breach by the other party of any material term of this Agreement, if such breach is not cured within 15 days of written notice of such breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Trust and authorized or approved by the Board of Trustees. The provisions of this Section 13 shall also apply to all Exhibits of the Agreement.

2. Effective as of July 1, 2024, Exhibit E of the Agreement is hereby superseded and replaced in its entirety with Exhibit E attached hereto.

3. Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date written below.

ARIEL INVESTMENT TRUST		U.S BANCORP FUND SERVICES, LLC

By:	/s/ Tricia Larkin	By:	/s/ Gregory Farley
Name: Tricia Larkin		Name: Gregory Farley
Title: Senior Vice President, Treasurer		Title: Senior Vice President
Date: 01/12/24		Date: 1/12/2024

Exhibit E

Transfer Agent Agreement – Ariel Investment Trust

Transfer Agent, Shareholder & Account Services Fee Schedule

Chief Compliance Officer Support Fee

Miscellaneous Expenses

Additional Services

Transfer Agent & Shareholder Services Additional Services Fee Schedule

Charges Paid by Investors

Qualified Plan Fees

Additional Shareholder Paid Fees

Digital Investor

Informa Shareholder Electronic Statement Services

Electronic Confirm Presentation

Electronic Investor Statement Presentation

Electronic Tax Presentation

Electronic Compliance Presentation

Related Digital Investor Fees

Notes:

FAN Mail

Vision Electronic Statement Services

Electronic Correspondence

Client Web Data Access

Additional Data Delivery Services

Chat Services

Virtual Assistant

Electronic Form Delivery and Signature Capture

Recordkeeping Application Access

Programming Services

Cost Basis Reporting

Email Services

Dealer Reclaim Services

CTI Reporting

•	Literature Fulfillment Services

Shareholder Call Review Analysis

Fund Event* Services

CUSIP Setup

Fund Characteristic Change

MARS Sales Reporting & Compliance Services

Standard MARS Version 8i Implementation Cost

Standard MARS Products & Services (Monthly fees)

Standard MARS System Setup & Implementation Costs

Standard MARS Licenses (Monthly Fee Per User)

MARS Training (in-person)

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):

Additional Products & Services (Quoted Separately)

MARS Lite Implementation Cost – Eligibility Based on AUM and Transaction Size

MARS Lite Products & Services (Monthly fees)

MARS Lite System Setup & Implementation Costs (One-time fee)

Data scrubbing/Transaction cleaning (daily cleaning of firm, office and rep information):